UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2013

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 21, 2013, the Boards of Directors of The Bank of Kentucky Financial Corporation (the “Company”) and its wholly owned subsidiary, The Bank of Kentucky, Inc. (the “Bank”), each appointed Dr. James C. Votruba as a director. Dr. Votruba is President Emeritus and Professor of Educational Leadership at Northern Kentucky University, where he served as President from 1997 to 2012.

As a non-employee director, Dr. Votruba will receive compensation that is consistent with the compensation received by the other non-employee directors of the Company. These compensatory arrangements are described under the heading “Director Compensation” in the Company’s Proxy Statement relating to its Annual Meeting of Shareholders for 2013. Dr. Votruba was not appointed to serve on any committees of the Board of Directors of the Company at this time. There are no arrangements or understandings between Dr. Votruba and any other person pursuant to which Dr. Votruba was selected as a director. There are no transactions between Dr. Votruba and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.

The full text of the press release announcing Dr. Votruba’s appointment to the Board of Directors of the Company and the Bank is set forth in Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1 Press Release dated June 24, 2013.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

Date: June 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 24, 2013, filed herewith.